Exhibit 99.1

                  SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.
                         ____________________

                               FORM 11-K

                         ____________________



[ X ]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
       EXCHANGE ACT OF 1934
       For the fiscal year ended December 30, 1993


                                  or


[   ]  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
       EXCHANGE ACT OF 1934
       For the transition period from _______ to _______



                  _________________________________

                    Commission file number 1-7657
                  _________________________________



       A. Full title of the plan and the address of the plan, if different from that of the issuer named below:



               AMERICAN EXPRESS INCENTIVE SAVINGS PLAN



       B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:



                      AMERICAN EXPRESS COMPANY
                       American Express Tower
                       World Financial Center
                      New York, New York  10285

                       AMERICAN EXPRESS INCENTIVE SAVINGS PLAN

                            INDEX TO FINANCIAL STATEMENTS




                                                                Pages

          Report of Independent Auditors                          1

          Financial Statements:

          Statement of Net Assets Available for Benefits as of:

               December 30, 1993                                  2

               December 30, 1992                                  3

          Statement of Changes in Net Assets Available for
          Benefits for the years ended:

               December 30, 1993                                  4

               December 30, 1992                                  5


          Notes to the Financial Statements                    6-11

          Supplemental Schedules:

          Assets Held for Investment as of
          December 30, 1993                                   13-14

          Transactions or Series of Transactions in
          Excess of 5% of the Fair Value of Plan Assets          15



          Schedules of party-in-interest transactions for the years ended December 30, 1993 and 1992 have not been presented because there were no party-in-interest transactions which were prohibited by ERISA Section 406 and for which there are no statutory or administrative exemptions.

                           REPORT OF INDEPENDENT AUDITORS



          American Express Company Employee Benefits Administration Committee

          We have audited the accompanying statements of net assets available for benefits of the American Express Incentive Savings Plan (the Plan) as of December 30, 1993 and 1992, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 30, 1993 and 1992, and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

          Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment as of December 30, 1993, and transactions or series of transactions in excess of 5% of the fair value of plan assets for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, as amended, and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1993 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1993 basic financial statements taken as a whole.


          /s/ Ernst & Young

          New York, New York
          June 24, 1994


                                            American Express
                                         Incentive Savings Plan

                             Statement of Net Assets Available for Benefits
                                            December 30, 1993

                                              Investment Accounts
                                ________________________________________________
                                Company      General      Income         Fixed
                                 Stock        Stock        Yield       Interest
                                Account      Account      Account       Account     Loan Account      Total
Assets                          _______      _______      _______       _______     ____________      _____
Investment contracts, at
  cost plus accrued interest                                         $175,360,518                   $175,360,518

Investments, at market:
 American Express Company
 common shares - 6,569,494
 shares (cost:  $155,609,775) $206,117,889                                                           206,117,889
 IDS New Dimensions Fund,
 Inc. - 5,962,075
 shares (cost:  $74,855,275)                $85,615,402                                               85,615,402
 IDS Selective Fund, Inc.
 - 2,855,549 shares
 (cost:  $26,068,948)                                    $27,436,111                                  27,436,111
 IDS Trust Collective
 Income Fund - 1,021,406
 shares (cost:  $35,800,381)                                           35,933,061                     35,933,061
 IDS Trust Collective Cash
   Fund                          1,983,105                                399,319                      2,382,424
                               ___________   __________   __________  ___________
Total investments              208,100,994   85,615,402   27,436,111  211,692,898                    532,845,405


Cash and cash equivalents                        30,907        7,654       77,914                        116,475
Investment income receivable                  4,319,064                       837                      4,319,901
Promissory notes from
  participants                                                                        $30,415,261     30,415,261
Net receivable on securities
  transactions not settled                       14,526        4,567                                      19,093
Net transfers between
  accounts in (out)                               6,300                    (6,300)
Other                               28,121       21,105        7,397       28,158                         84,781
                               ___________   __________   __________  ___________      __________    ___________
Total assets                   208,129,115   90,007,304   27,455,729  211,793,507      30,415,261    567,800,916
                               ___________   __________   __________  ___________      __________    ___________

Liabilities
Withdrawals payable                 49,079       30,739        9,815       11,920                        101,553
Net loans payable to
  participants                       7,696        1,672                    39,108                         48,476
                               ___________   __________   __________   __________     ___________    ___________
Total liabilities                   56,775       32,411        9,815       51,028                        150,029
                               ___________   __________   __________   __________     ___________    ___________

Net assets available for
  benefits                    $208,072,340  $89,974,893  $27,445,914 $211,742,479     $30,415,261   $567,650,887
                               ===========   ==========   ==========  ===========      ==========    ===========

See notes to the financial statements
</TABLE/
                                                      -2-

                                            American Express
                                         Incentive Savings Plan

                             Statement of Net Assets Available for Benefits
                                            December 30, 1992

                                              Investment Accounts
                                ________________________________________________
                                Company      General      Income         Fixed
                                 Stock        Stock        Yield       Interest
                                Account      Account      Account       Account     Loan Account      Total
Assets                          _______      _______      _______      ________     ____________      _____
Investment contracts, at
  cost plus accrued interest                                         $184,718,288                   $184,718,288

Investments, at market:
 American Express Company
 common shares - 6,307,223
 shares (cost: $140,435,709)  $158,468,976                                                           158,468,976
 IDS New Dimensions Fund,
 Inc. - 4,816,794 shares
 (cost: $60,512,031)                        $67,482,708                                               67,482,708
 IDS Selective Fund, Inc.
 - 2,405,962 shares
 (cost:  $21,193,428)                                    $22,190,186                                  22,190,186
 IDS Trust Collective
 Income Fund - 156,698
 shares (cost: $5,168,236)                                             $5,178,088                      5,178,088
 IDS Trust Collective Cash
 Fund                            1,645,788                                403,105                      2,048,893
                               ___________  ___________   __________  ___________    ___________     ___________
 Total investments             160,114,764  67,482,708    22,190,186  190,299,481                    440,087,139


Cash and cash equivalents                       36,751         4,447                                      41,198
Investment income
  receivable                         3,752   3,713,749                       1,496                     3,718,997
Promissory notes from
  participants                                                                       $25,522,512      25,522,512
Net transfers between
  accounts in (out)                (59,256)     32,035        (8,719)       35,940
Other                              (10,573)     18,783         6,708        39,432                        54,350
                               ___________  __________    __________   ___________   ___________     ___________
Total assets                   160,048,687  71,284,026    22,192,622   190,376,349    25,522,512     469,424,196
                               ___________  __________    __________   ___________    __________     ___________

Liabilities
Withdrawals payable                 58,213         884         1,057       155,251                       215,405
Net loans payable to
  participants                                   1,442                       1,447                         2,889
Net payable on security
  transactions not settled                   3,761,616                                                 3,761,616
                               ___________  __________    __________   ___________   ___________     ___________
Total liabilities                   58,213   3,763,942         1,057       156,698                     3,979,910
                               ___________  __________    __________   ___________   ___________     ___________


Net assets available for
  benefits                    $159,990,474 $67,520,084   $22,191,565  $190,219,651   $25,522,512    $465,444,286
                               ===========  ==========    ==========   ===========    ==========     ===========

See notes to the financial statements

                                                      -3-
PAGE

                                            American Express
                                         Incentive Savings Plan

                        Statement of Changes in Net Assets Available for Benefits
                                  For the Year Ended December 30, 1993

                                              Investment Accounts
                                ________________________________________________
                                Company      General      Income         Fixed
                                 Stock        Stock        Yield       Interest
                                Account      Account      Account       Account     Loan Account      Total
                                _______      _______      _______      ________     ____________      _____
Contributions:
Employer                     $20,122,381   $2,701,193    $824,352     $7,539,392                   $31,187,318
Employee                       5,913,303   12,344,902   4,061,360     19,780,758                    42,100,323
Member rollovers or
  transfers                       69,516    1,637,883     332,752      3,317,903                     5,358,054
                             ___________   __________   _________    ___________   ___________     ___________
Total contributions           26,105,200   16,683,978   5,218,464     30,638,053                    78,645,695

Investment income:
Interest                          57,921                              16,204,620                    16,262,541
Interest on participant
  loans                          284,140      397,700     117,048      1,070,575                     1,869,463
Dividends                      6,336,686    4,319,063   2,063,161                                   12,718,910
Net realized/unrealized
  appreciation                40,299,147    6,064,733     882,830        160,229                    47,406,939
                             ___________   __________   _________    ___________   ___________     ___________
Total investment income       46,977,894   10,781,496   3,063,039     17,435,424                    78,257,853

Total contributions and
  income                      73,083,094   27,465,474   8,281,503     48,073,477                   156,903,548

Withdrawal payments          (21,138,943)  (7,085,144) (3,016,412)   (23,456,448)                  (54,696,947)

Net loans to participants     (1,006,391)    (775,318)   (354,775)    (2,756,265)   $4,892,749

Net transfers between
  accounts in (out)           (2,855,894)   2,849,797     344,033       (337,936)
                             ___________   __________   _________    ___________   ___________     ___________
Net increase in net assets
  available for benefits      48,081,866   22,454,809   5,254,349     21,522,828     4,892,749     102,206,601

Net assets available for
  benefits at beginning of
  year                       159,990,474   67,520,084  22,191,565    190,219,651    25,522,512     465,444,286
                             ___________   __________  __________    ___________    __________     ___________

Net assets available for
  benefits at end of year   $208,072,340  $89,974,893 $27,445,914   $211,742,479   $30,415,261    $567,650,887
                             ===========   ==========  ==========    ===========    ==========     ===========

Number of units outstanding
  at end of year              14,867,043    6,262,846   2,855,549     17,301,585
Value  per unit               $   13.996    $  14.366   $   9.611     $   12.238


See notes to the financial statements

                                            American Express
                                         Incentive Savings Plan

                        Statement of Changes in Net Assets Available for Benefits
                                  For the Year Ended December 30, 1992

                                              Investment Accounts
                                __________________________________________________
                                Company      General      Income         Fixed
                                 Stock        Stock        Yield       Interest
                                Account      Account      Account       Account     Loan Account      Total
                                _______      _______      _______      ________     ____________      _____
Contributions:
Employer                     $20,742,007   $2,114,048    $700,900     $7,858,665                   $31,415,620
Employee                       6,429,014   10,008,153   3,474,350     23,244,913                    43,156,430
Member rollovers or
  transfers                       45,048      332,313     267,254        442,849                     1,087,464
                             ___________   __________   _________    ___________   ___________     ___________
Total contributions           27,216,069   12,454,514   4,442,504     31,546,427                    75,659,514

Investment income:
Interest                          66,960                              13,611,146                    13,678,106
Interest on participant
  loans                          315,283      333,199     109,245      1,212,678                     1,970,405
Dividends                      4,203,455    6,059,287   1,685,413                                   11,948,155
Net realized/unrealized
  appreciation (depreciation) 24,089,741     (141,790)    119,789         18,811                    24,086,551
                             ___________    _________   _________    ___________   ___________     ___________
Total investment income       28,675,439    6,250,696   1,914,447     14,842,635                    51,683,217

Total contributions and
  income                      55,891,508   18,705,210   6,356,951     46,389,062                   127,342,731

Withdrawal payments          (10,618,441)  (3,611,388) (1,204,939)   (15,103,671)                  (30,538,439)

Net loans to participants       (306,939)    (875,518)   (380,523)    (3,319,558)  $4,882,538

Net transfers between
  accounts in (out)           (3,897,994)   3,606,264    (149,316)       441,046
                             ___________    _________   _________    ___________   __________      ___________
Net increase in net assets
  available for benefits      41,068,134   17,824,568   4,622,173     28,406,879    4,882,538       96,804,292

Net assets available for
  benefits at beginning of
  year                       118,922,340   49,695,516  17,569,392    161,812,772   20,639,974      368,639,994
                             ___________   __________  __________    ___________   __________      ___________

Net assets available for
  benefits at end of year   $159,990,474  $67,520,084 $22,191,565   $190,219,651  $25,522,512     $465,444,286
                             ===========   ==========  ==========    ===========   ==========      ===========
Number of units outstanding
  at end of year              14,279,735    5,101,065   2,405,962     16,867,147
Value per unit                $   11.204    $  13.236   $   9.224     $   11.278


See notes to the financial statements

                      American Express Incentive Savings Plan
                          Notes to the Financial Statements
                                  December 30, 1993

          A.  Description of the Plan

          General

          The American Express Incentive Savings Plan (the "Plan"), which became effective June 11, 1973, is a defined contribution plan. Under the terms of the Plan, regular full-time and part-time employees of American Express Company (the "Company") and its participating subsidiaries are eligible to become Plan participants upon completion of one year of service.

          The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The provisions of the Plan are contained in the Plan document, which is available to all participants.

          Administration

          IDS Trust Company (the "Trustee"), a wholly-owned subsidiary of IDS Financial Corporation, is the Trustee under the Plan. IDS Financial Corporation is a wholly-owned subsidiary of the Company. The Plan is administered by the Company's Employee Benefits Administration Committee (the "Administrative Committee"), and investment decisions in connection with the Plan are made by the Company's Benefit Plans Investment Committee (the "Investment Committee"). Both Committees are appointed by the Compensation and Benefits Committee of the Board of Directors of the Company.

          IDS Selective Fund, Inc. and IDS New Dimensions Fund, Inc. are managed by IDS Financial Corporation and distributed by IDS Financial Services, Inc. IDS Financial Services, Inc. is a wholly-owned subsidiary of IDS Financial Corporation. IDS Trust Company acts as fund investment manager for the Fixed Interest Account. In addition, the Fixed Interest Account may invest in the IDS Trust Collective Income Fund and the IDS Trust Collective Cash Fund, pooled investment vehicles managed by IDS Trust Company.

          Expenses

          All administrative expenses incurred with regard to the Plan are borne by the Company and its participating subsidiaries. Expenses related to investments, such as brokerage commissions, stock transfer taxes and other charges, are paid by the Plan unless paid by the Company or its participating subsidiaries.

          Contributions in Shares

          During 1991, the Company's Board of Directors approved and implemented the issuance of common shares to satisfy employer and certain employee contributions in lieu of cash.

          Contributions

          The Plan currently provides for the following contributions:

            Elective Contributions

            Participants may contribute before-tax or after-tax dollars to the Plan through payroll withholding, not to exceed 15% of
            their base salary per pay period.   The Internal Revenue Code
            (the "Code") imposes a limitation (adjusted annually for cost of living increases) on pre-tax contributions under Section 401(k) plans and other specified tax favored plans. This limit is $8,994 for 1993 and $9,240 for 1994, except for participants who earned at least $64,245 in 1993 who are currently subject to a limit of $5,500 for 1994. The Plan may change the before-tax and after-tax savings rates later in 1994 to meet the requirements of the Code.

            Company Matching Contributions

            The Company matches contributions up to 3% of the participant's base salary in each pay period. For participants contributing on a before-tax basis, the Company match is on a dollar-for-dollar basis, while contributions on an after-tax basis are matched fifty cents for each contributed dollar. Company matching contributions are invested exclusively in the Company Stock Account. Participants eligible for retirement (i.e., the participant is at least age 55 with ten years of service or at least age 65) may transfer their vested Company contributions into the Fixed Interest Account at any time. All Company contributions are made during the year until the amount of the employee's base salary reaches a limit set by the Plan. The base salary limit for Company matching contributions is $235,840 for 1993 and $150,000 for 1994.

            As long as the Plan remains qualified, a participant's before-tax contributions and the Company's matching contributions to the Plan, as well as the income and appreciation on amounts invested in the Plan, will not be subject to Federal income tax until distributed to the participant.

            A participant is fully vested at all times in the value of his before-tax and after-tax account. Company matching contributions become fully vested at the earlier of the completion of two years of participation in the Plan, or completion of five years of service, retirement, disability or death.

            Company contributions not vested at the time of termination of employment are forfeited and used to reduce future contributions. Forfeitures were $373,848 in 1993 and $416,513 in 1992.

            Service-related Contributions

            Employees with more than five but less than ten years of service, whether or not otherwise enrolled in the Plan, will receive service-related contributions to their Plan accounts equal to 1.5% of their base salary each payroll period. For employees with ten or more years of service, the Company will make a service-related contribution of 3% of their base salary each payroll period. Employees are always fully vested in any service-related contributions made to their accounts under the Plan.

            Rollover Contributions

            A rollover contribution is a transfer to the Plan of a qualified distribution in accordance with the provisions of the Plan. Rollover contributions under the Plan are not subject to Company matching contributions. Participants are always fully vested in their rollover contributions under the Plan.

          Withdrawals

          Upon retirement, death or disability, the balance in a participant's account is paid to the participant (or designated beneficiary) in a lump sum amount in cash, American Express common shares or both, in monthly or annual installments as the participant (or beneficiary) elects. Upon termination of employment for any other reason, if the account balance in which the participant is vested is $3,500 or less, the participant will be paid such vested portion in a lump sum or, if the balance is greater than $3,500, may elect to maintain it in the Plan until age 65. In addition, a participant may request a withdrawal of after-tax savings under the terms of the Plan and, upon severe financial hardship or attainment of at least age 59 1/2, a withdrawal of before-tax savings under the terms of the Plan.

          Loan Program

          Participants are also entitled to apply to the Administrative Committee for a loan from the Plan, subject to certain restrictions as defined in the Plan. Repayments of the loan, including interest, are allocated to a participant's investment accounts in accordance with the election in effect at the time of the repayment. In the event of a participant's default, the Administrative Committee may direct the Trustee to deduct the amount due and payable from the participant's account balance under the Plan, subject to certain restrictions, pursuant to
          Section 401(k) of the Code.

          B.  Significant Accounting Policies

          Valuation of Investments

          Investments are carried at fair value. Investments in American Express common shares are valued at the quoted last sales price on the last business day of the Plan year. Investments in IDS mutual funds are valued at the quoted redemption prices on the last business day of the Plan year. Short-term investments and contracts with insurance companies are valued at cost plus accrued interest, which approximates market value.

          Valuation of Participant's Account

          An interest in the Plan is represented by the number of "units" credited to a participant's account. The value of a unit is determined by dividing the net assets of each investment account by the total number of outstanding units of each investment account. The number of units credited to or deducted from a participant's account due to contributions or withdrawals is determined by unit valuation on the transaction date. For purposes of unit calculations, securities are included in the net assets of the investment accounts at their fair market value.

          Other

          Purchases and sales of securities are reflected on a trade-date basis. The cost of securities sold is determined using the average cost method. Dividend income is recorded on the ex-dividend date. Income from other investments is recorded on the accrual basis. As required by the Plan, all dividends and interest income are reinvested into the same investment accounts in which the dividends and interest arose.

          C.  Investments

          Investment Elections

          A participant currently may elect to invest his entire contribution in any one investment account (except the Company Stock Account) or 50% of his contribution in each of two investment accounts. No more than 50% of a participant's elective contribution may be invested in the Company Stock Account.

          Investment Accounts

          A brief description of the investment accounts at December 30, 1993 is set forth below:

             Company Stock Account - Contributions to this account are invested in the Company's common shares, purchased in either the open market or directly from the Company.

             General Stock Account - Contributions to this account are invested in the IDS New Dimensions Fund, Inc. The goal of this fund is to provide long-term growth capital through investments in common stocks of U.S. and foreign companies with potential for significant growth.

             Income Yield Account - Contributions to this account are invested in the IDS Selective Fund, Inc. The goal of this fund is to provide current income and preservation of capital by investing in investment grade debt securities.

             Fixed Interest Account - Contributions to this account are invested in the IDS Trust Collective Income Fund and a diversified portfolio of investment contracts. The goal of this account is to maximize current income consistent with the preservation of principal.

          The IDS New Dimensions Fund, Inc. and IDS Selective Fund, Inc. also may use derivative instruments to achieve their investment goals. Derivative instruments include futures, options and forward contracts. Such instruments may be used to maintain cash reserves while remaining fully invested, offset anticipated declines in values of investments, facilitate trading, reduce transaction costs, or pursue higher investment returns.

          The number of participants in each investment account at December 30, 1993 was:

             Company Stock Account          21,456
             General Stock Account           9,979
             Income Yield Account            4,644
             Fixed Interest Account         18,554

          The total number of participants in the Plan is less than the sum of the number of participants shown above because most participants are participating in at least two accounts.

          At December 30, 1993, investments with a fair value representing 5% or more of the Plan's net assets were as follows:

                                        Number of
          Description                    Shares        Cost       Fair Value
          -------------------------------------------------------------------

          Common Shares
          American Express Company      6,569,494  $155,609,775  $206,117,889

          Mutual Funds
          IDS New Dimensions Fund,
            Inc.                        5,962,075   $74,855,275   $85,615,402
          IDS Selective Fund, Inc.      2,855,549    26,068,948    27,436,111
                                                    -----------   -----------
                                                   $100,924,223  $113,051,513
                                                    -----------   -----------
         Pooled Fixed Income Fund
         IDS Trust Collective Income
            Fund                        1,021,406   $35,800,381   $35,933,061

          D.  Income Tax Status

          The Company received a determination from the Internal Revenue Service in a letter dated June 6, 1986, that the Plan, as amended, qualifies under Section 401(a) and 401(k) of the Code, and the trust fund (the "Fund") created as part of the Plan is exempt from Federal income tax under Section 501(a) of the Code. Changes in the Plan since receipt of the latest determination letter are not expected to affect the qualified and tax exempt status of the Plan and the Fund, respectively. The Company is operating the Plan in accordance with Internal Revenue Service procedures which generally provide that a qualified plan need not be amended to conform to the Tax Reform Act of 1986, and certain relevant tax acts thereafter, until the last day of its plan year beginning after December 31, 1993 if it operates in accordance with such acts and plan amendments apply retroactively to the date when a change in the law under such acts is effective.

          E.  Subsequent Event

          It is anticipated that effective July 1, 1994, the IDS Incentive Savings Plan will be merged into the Plan and the Plan will be amended to, among other things, add a variety of new investment vehicles, provide for immediate vesting of Company matching contributions, add a discretionary profit sharing contribution and an additional Company stock contribution and eliminate service-related contributions.

                              Supplemental Schedules

                                  American Express
                               Incentive Savings Plan

                             Assets Held for Investment
                                  December 30, 1993

                                           Number of
                                           Shares or
                                           Face/Par
          Description                        Value        Cost       Fair Value
          ______________________________________________________________________

          Annuity Contracts
          Northwestern National Life
           Insurance
           Contract #24072-9              10,420,567   $10,420,567   $10,420,567
          Commonwealth Life Insurance
           Contract #ADA00395FR            5,210,532     5,210,532     5,210,532
          Confederation Life Insurance
           Contract #62516                10,435,251    10,435,251    10,435,251
           Contract $62764                 5,174,650     5,174,650     5,174,650
          Allstate Life Insurance Company
           Contract #GA-5364              10,153,009    10,153,009    10,153,009
          New York Life Insurance Co.
           Contract #GA-06340             14,717,514    14,717,514    14,717,514
          Prudential Life Insurance
           Contract #GA-7204              13,320,612    13,320,612    13,320,612
           Contract #GA-7204-212           5,347,337     5,347,337     5,347,337
           Contract #GA-7204-213           3,021,762     3,021,762     3,021,762
          Great-Western Life Assurance
           Contract #735060GP              2,099,620     2,099,620     2,099,620
           Contract #7350064GP             5,229,492     5,229,492     5,229,492
          Metropolitan Life Insurance     15,800,353    15,800,353    15,800,353
          John Hancock Mutual Life
           Contract #GA-6366               2,027,899     2,027,899     2,027,899
           Contract #GA-7027              10,465,413    10,465,413    10,465,413
           Contract #7162                  5,089,538     5,089,538     5,089,538
          Hartford Life Insurance
           Contract #GA-9821               7,554,123     7,554,123     7,554,123
          Projective Life Insurance Co.
           Contract #GA-853                2,608,377     2,608,377     2,608,377
           Contract #GA-813                2,526,599     2,526,599     2,526,599
           Contract #GA-898                5,088,898     5,088,898     5,088,898
          Canada Life Assurance Company
           Contract #P45644                6,205,005     6,205,005     6,205,005
           Contract #P45694                5,344,742     5,344,742     5,344,742
           Contract #P45788                4,028,514     4,028,514     4,028,514
          Provident Life & Accident
          Insurance
           Contract #627-05304-02A         2,672,288     2,672,288     2,672,288
           Contract #627-05304             9,270,829     9,270,829     9,270,829
           Contract #627-05304-03A         5,337,995     5,337,995     5,337,995
           Contract #627-05304-04A         6,209,599     6,209,599     6,209,599
                                                      ____________  ____________
                                                      $175,360,518  $175,360,518
                                                      ____________  ____________

                                  American Express
                               Incentive Savings Plan

                         Assets Held for Investment (Cont'd)
                                  December 30, 1993


                                        Number of
                                        Shares or
                                        Face/Par
       Description                        Value        Cost         Fair Value
       ________________________________________________________________________
       Common Shares
       American Express Company         6,569,494   $155,609,775   $206,117,889
                                                    ____________   ____________

       Mutual Fund
       IDS New Dimensions Fund, Inc.    5,962,075     $74,855,275   $85,615,402
       IDS Selective Fund, Inc.         2,855,549      26,068,948    27,436,111
                                                     ____________  ____________
                                                     $100,924,223  $113,051,513
                                                     ____________  ____________

       Pooled Fixed Income Fund
       IDS Trust Collective Income
         Fund                           1,021,406     $35,800,381   $35,933,061
                                                     ____________   ___________

       Interest Bearing Deposits
       IDS Trust Collective Cash Fund   2,382,424      $2,382,424    $2,382,424
                                                     ____________   ___________

                                                     $470,077,321  $532,845,405
                                                     ============  ============

       Loan to participants
         various, 6% - 10% due 1/94 - 12/08           $30,415,261   $30,415,261
                                                      ===========   ===========

                                            American Express
                                         Incentive Savings Plan

                                 Transactions or Series of Transactions
                            in Excess of 5% of the Fair Value of Plan Assets

                                      Year Ended December 30, 1993


                                    Number of     Purchase      Selling         Cost            Net
Description of Assets              Transactions     Price        Price        of Assets     Gain/(Loss)
_____________________              ____________   ________      _______       _________     ___________
Category (ii) - series of
transactions with same broker in
excess of 5% of the fair value of
plan assets


Aetna Life Insurance Company           50                      $74,015,670    $74,015,670            -

Category (iii) - series of
transactions in excess of 5% of
the fair value of plan assets

American Express Company common        29       $41,080,895
shares                                 99                      $33,731,126    $25,906,827    $7,824,299


IDS New Dimensions Fund, Inc.         290       $33,957,066
                                      272                      $18,132,243    $15,861,401    $2,270,842


IDS Trust Collective Cash Fund        303       $92,341,814
                                      364                      $99,321,962    $99,321,962             -


IDS Trust Collective Income Fund       50       $64,361,490
                                       61                      $33,766,746    $33,729,345       $37,401


Note:  There were no category (i) or (iv) reportable transactions during the Plan year ended 1993.


                                SIGNATURE



       Pursuant to the requirements of the Securities Exchange Act of 1934, the Employee Benefits Administration Committee has duly caused this annual report to be signed on its behalf by the undersigned thereunto duly authorized.


                         AMERICAN EXPRESS INCENTIVE SAVINGS PLAN



                         By /s/ Michael P. Monaco
                            ___________________________________
                                MICHAEL P. MONACO, MEMBER
                             Employee Benefits Administration
                                      Committee

Date:  June 27, 1994

                           CONSENT OF INDEPENDENT AUDITORS




                We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 2-46918, No. 2-59230, No. 33-02980, No. 33-17133, No. 33-32876, No. 33-43671 and No. 33-
          53801) pertaining to the American Express Incentive Savings Plan and in the related Prospecti of our report dated June 24, 1994 with respect to the financial statements of the American Express Incentive Savings Plan included in this Annual Report on Form 11-K for the year ended December 30, 1993.





                                                   /s/ Ernst & Young
                                                   ERNST & YOUNG




          New York, New York
          June 28, 1994

                                                                   Exhibit 99.2


        SECURITIES AND EXCHANGE COMMISSION

                Washington, D.C.
             ________________________

                   FORM 11-K
             ________________________


                     (Mark One)

[X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
For the Fiscal Year Ended December 31, 1993

                          or

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
       For the transition period from ________ to __________.

             ___________________________________

              Commission file number 1-7657

             ___________________________________

       A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                     IDS SAVINGS PLAN
                       IDS Tower 10
               Minneapolis, Minnesota 55440

       B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                  AMERICAN EXPRESS COMPANY
                   American Express Tower
                   World Financial Center
                  New York, New York 10285

                     IDS SAVINGS PLAN

              Index to Financial Statements




                                                             Pages


Report of independent auditors                                    1

Statement of net assets available for plan benefits
      December 31, 1993                                           2
      December 31, 1992                                           3

Statement of changes in net assets available for plan benefits:
      Year ended December 31, 1993                                4
      Year ended December 31, 1992                                5


Notes to financial statements                                   6-9

Supplemental Schedules
      Assets Held for Investment                                 11
      Reportable Transactions                                    12

                 Report of Independent Auditors

IDS Savings Plan Committee

We have audited the accompanying statements of net assets available for plan benefits of the IDS Savings Plan as of December 31, 1993 and 1992, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1993 and 1992, and the changes in net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment as of December 31, 1993 and reportable transactions for the year then ended are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1993 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1993 basic financial statements taken as a whole.

/s/ Ernst & Young

May 13, 1994


                         IDS SAVINGS PLAN
       STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                        December 31, 1993


                                                             Investment Funds


                                          American                     IDS Trust
                                          Express                   Collective Funds
                                          Common        __________________________________________
                                          Stock          Income          Balanced        Equity
                                          Fund            Fund            Fund A         Fund A         Total

      ASSETS

Investments, at fair value:
      American Express Company common
      shares - 699,031 shares
      (cost $18,172,567)                $21,582,568                                                   $21,582,568
      IDS Trust Collective Income
      Fund - 528,943 shares
      (cost $18,615,022)                               $18,610,875                                     18,610,875
      IDS Trust Collective Balanced
      Fund A - 400,160 shares
      (cost $18,473,180)                                               $22,524,441                     22,524,441
      IDS Trust Collective Equity
      Fund A - 298,600 shares
      (cost $17,096,764)                                                               $22,156,434     22,156,434
      IDS Trust Collective
      Cash Fund - 1,297,283 shares
      (cost $1,297,283)                      70,655        336,240         433,846         456,542      1,297,283
                                       ____________   ____________     ___________     ___________    ___________
      Total investments                  21,653,223     18,947,115      22,958,287      22,612,976     86,171,601

Interest and dividends
  receivable                                    747            844           1,088           1,184          3,863
Loans to participants                     1,738,009      2,671,513       1,656,570         905,228      6,971,320
                                        ___________    ___________     ___________     ___________    ___________
Net assets available for
  plan benefits                         $23,391,979    $21,619,472     $24,615,945     $23,519,388    $93,146,784
                                        ===========    ===========     ===========     ===========    ===========



See notes to financial statements.

                         IDS SAVINGS PLAN
         STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                        December 31, 1992

                                                          Investment Funds


                                       American                     IDS Trust
                                       Express                  Collective Funds
                                       Common          ________________________________________
                                       Stock           Income         Balanced         Equity
                                       Fund             Fund           Fund A          Fund A         Total
      ASSETS

Investments, at fair value:
      American Express Company common
      shares - 619,960 shares
      (cost $15,191,904)              $15,421,502                                                     $15,421,502
      IDS Trust Collective Income
      Fund - 514,835 shares
      (cost $17,017,956)                               $17,016,316                                    $17,016,316
      IDS Trust Collective Balanced
      Fund A - 321,017 shares
      (cost $13,357,666)                                               $16,295,014                     16,295,014
      IDS Trust Collective Equity
      Fund A - 236,334 shares
      (cost $12,267,704)                                                               $16,070,745     16,070,745
      IDS Trust Collective
      Cash Fund - 1,185,383 shares
      (cost $1,185,383)                   171,406          314,663         336,905         362,409      1,185,383
                                      ___________      ___________     ___________     ___________     __________
      Total investments                15,592,908       17,330,979      16,631,919      16,433,154     65,988,960

Interest and dividends
  receivable                                  911            1,094           1,189           1,295          4,489
Loans to participants                   1,268,375        2,229,219       1,234,423         555,627      5,278,644
                                       __________      ___________     ___________     ___________    ___________
                                      $16,862,194      $19,561,292     $17,867,531     $16,990,076     71,281,093
                                      ===========      ===========     ===========     ===========
Unallocated contributions:
  American Express common
  shares - 5,738 shares
  (cost $143,445)                                                                                     143,445
  IDS Trust Collective
  Cash Fund - 436,909 shares
  (cost $436,909)                                                                                     436,909
                                                                                                      ___________
Net assets available for
  Plan benefits                                                                                       $71,861,447
                                                                                                      ===========
See notes to financial statements.

                        IDS SAVINGS PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
               Year Ended December 31, 1993

                                                        Investment Funds


                                      American                          IDS Trust
                                      Express                        Collective Funds
                                      Common            __________________________________________
                                      Stock             Income          Balanced         Equity
                                      Fund               Fund            Fund A          Fund A         Total
  Net Assets available for
    plan benefits:

Contributions:
  Employer                            $   776,829      $ 1,007,807     $ 1,142,201     $ 1,250,510    $ 4,177,347
  Participants                          2,007,325        2,559,312       3,122,334       3,421,909     11,110,880
                                      ___________      ___________     ___________     ___________    ___________
           Total Contributions          2,784,154        3,567,119       4,264,535       4,672,419     15,288,227

Interest and dividends                    753,142        1,221,687         946,092         520,796      3,441,717
Net realized and unrealized
  appreciation (depreciation)           3,897,595             (420)      1,116,236       1,259,520      6,272,931
                                      ___________      ___________     ___________     ___________    ___________

           Total contributions and
              income                    7,434,891        4,788,386       6,326,863       6,452,735     25,002,875

Withdrawal payments                      (664,010)        (893,862)       (817,932)       (761,380)    (3,137,184)

Net transfers in (out)                   (241,096)      (1,836,344)      1,239,483         837,957              0
                                      ___________      ___________     ___________     ___________    ___________
            Net change                  6,529,785        2,058,180       6,748,414       6,529,312     21,865,691

Balance at beginning of year           16,862,194       19,561,292      17,867,531      16,990,076    *71,861,447
                                      ___________      ___________     ___________     ___________
1992 Unallocated contributions
  allocated  to applicable  funds
  during 1993                                                                                            (580,354)
                                                                                                      ___________
Balance at end of year                $23,391,979      $21,619,472     $24,615,945     $23,519,388    $93,146,784
                                      ===========      ===========     ===========     ===========    ===========

*Includes $140,174 and $440,180 of unallocated employer and participant contributions, respectively.



See notes to financial statements.

                              IDS SAVINGS PLAN

   STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                    Year Ended December 31, 1992

                                                              Investment Funds


                                       American                      IDS Trust
                                       Express                    Collective Funds
                                       Common          __________________________________________
                                       Stock            Income         Balanced          Equity
                                       Fund              Fund          Fund A            Fund A         Total


Net Assets available for
  plan benefits:
Contributions:
  Employer                            $   825,603      $   987,576     $   908,251     $   990,141    $ 3,711,571
  Participants                          2,105,948        2,382,033       2,352,231       2,594,556      9,434,768
                                      ___________      ___________     ___________     ___________     __________
           Total Contributions          2,931,551        3,369,609       3,260,482       3,584,697     13,146,339

Interest and dividends                    519,319        1,180,697         719,618         353,949      2,773,583
Net realized and unrealized
  appreciation                          2,548,688              278         716,629         997,757      4,263,352
                                      ___________      ___________     ___________     ___________    ___________


           Total contributions and
              income                    5,999,558        4,550,584       4,696,729       4,936,403     20,183,274

Withdrawal payments                      (447,324)        (858,949)       (657,788)       (614,868)    (2,578,929)

Net transfers in (out)                   (519,763)        (883,078)        748,708         654,133              0
                                      ___________      ___________     ___________     ___________    ___________
            Net change                  5,032,471        2,808,557       4,787,649       4,975,668     17,604,345

Balance at beginning of year           11,829,723       16,752,735      13,079,882      12,014,408     53,676,748
                                      ___________      ___________     ___________     ___________
Unallocated contributions*                                                                                580,354
                                                                                                      ___________
Balance at end of year                $16,862,194      $19,561,292     $17,867,531     $16,990,076    $71,861,447
                                      ===========      ===========     ===========     ===========    ===========

*Includes $140,174 and $440,180 of employer and participant contributions, respectively.

See notes to financial statements.

                         IDS SAVINGS PLAN
                   NOTES TO FINANCIAL STATEMENTS

(1)      Description of the Plan

         The IDS Savings Plan (Plan) is a defined contribution plan of IDS Financial Corporation (IDS). IDS is a wholly owned subsidiary of American Express Company.

         Administration
         Administration of the Plan is carried out by the IDS Savings Plan Committee (Committee) which is composed of not less than three (3) nor more than six (6) members appointed by the President of IDS.

         Eligibility
         The Plan provides that all employees (other than members of the field sales force) who have attained age 21 and completed one year of service with IDS Financial Corporation or any subsidiary that adopts the Plan are eligible to participate in the Plan. Participation in the Plan commences on January 2 or July 1 following attainment of eligibility.

         Contributions
         The Plan provides that participants may elect to have IDS withhold any whole percentage amount up to 10 percent of their compensation (as defined in the Plan), subject to certain limitations, to be placed in the Plan each payroll period. Concurrent with the payment to the Trustee of the participants' contributions, IDS makes matching contributions to the Plan on behalf of the participants. Prior to January 1, 1994, IDS matched the participant's contribution dollar for dollar up to 2.5 percent of a participant's compensation. Beginning January 1, 1994, IDS matches the participant's contribution dollar for dollar up to 3 percent of the participant's compensation.

         Employer and certain employee contributions are made in the form of American Express common shares. The dollar amount of American Express common shares contributed during 1993 and 1992 was $4,606,237 and $4,954,357, respectively. These shares are held in trust and may be sold in order to reallocate the funds in accordance with the investment options selected by the participants. Due to the timing of payroll periods, and the timing of disposition of American Express common shares, there may be amounts included in the assets of the Plan that were not allocated to the various investment funds as of the end of the Plan year.

         Contributions are credited to individual accounts of the participants. Contributions, both employee and employer, and all income and gains thereon are 100 percent vested and not subject to forfeiture.

         Investments
         Contributions made under the Plan's terms are invested in four investment funds:

         o American Express Common Stock Fund (Stock Fund) - contributions to this fund are invested in common shares of American Express Company (Amexco) purchased in either the open market or directly from Amexco.

         o IDS Trust Collective Income Fund (Income Fund) - contributions to this fund are invested in a portfolio of investment contracts, collective investment funds that invest primarily in such contracts and money market instruments and pooled funds that invest primarily in such instruments. The goal of this fund is to preserve principal while maximizing current income.

         o       IDS Trust Collective Balanced Fund A (Balanced Fund
                 A) - contributions to this fund are invested primarily in equity securities and fixed income securities.

         o IDS Trust Collective Equity Fund A (Equity Fund A) - contributions to this fund are invested primarily in common stocks and to a lesser extent in short-term money market securities.

         A participant may elect to invest his contributions under procedures established by the Committee. Current procedures allow participants to designate investments in one percent increments in any one or more of the four funds mentioned above. Company contributions are allocated in the same manner as the participants' contributions.

         Participants may elect in writing to transfer the assets in their account(s) among the funds in increments of one percent. These transfers can be made monthly.

         The investments of the Plan are held by IDS Trust (Trustee) under a trust agreement dated July 1, 1985. The Trustee is a wholly owned subsidiary of IDS.

         The number of participants in each investment fund at December 31, 1993 was as follows:

               Stock Fund                  2,727
               Income Fund                 3,071
               Balanced Fund A             3,528
               Equity Fund A               3,483

         The total number of participants in the Plan was less than the sum of the number of participants shown above because many participants participate in two or more funds.

         Distributions
         Distributions from the Plan will be made upon a participant's termination, retirement, disability or death. A participant may apply for a withdrawal from the Plan while employed based on financial hardship. Hardship withdrawals are subject to the approval of the Committee.

         Costs and Expenses
         All administrative expenses incurred with regard to the Plan are borne by the Company. Expenses related to investments, such as brokerage commissions, stock transfer taxes and other charges, are paid by the Plan unless paid by the Company.

         Loans to Participants
         Participants are also entitled to apply to the Administrative Committee for a loan from the Plan, subject to certain restrictions as defined in the Plan. Repayments of the loan, including interest, are allocated to a participant's investment accounts in accordance with the election in effect at the time of the repayment. In the event of a participant's default, the Administrative Committee may direct the Trustee to deduct the amount due and payable from the participant's account balance under the Plan, subject to certain restrictions, pursuant to Section 401(k) of the Code.

(2)      Summary of Significant Accounting Policies
         The accompanying financial statements have been prepared on the accrual basis of accounting.

         Investments are carried at fair value. Fair value represents quoted market price for American Express Company common shares. Fair value for shares of the IDS Trust Collective Funds (Funds) represents the net asset value per share which is calculated based on the valuation of the Funds' underlying portfolio investments at market value at the end of the year.

         Certain prior year's amounts have been reclassified to conform to the current year's presentation.

(3)      Investments
         Individual investments which represent 5% or more of the net assets of the Plan as of December 31 are as follows:

                                                Number        Fair
         1993                                 of Shares       Value
         American Express Common Stock         699,031     $21,582,568
         IDS Trust Collective Income Fund      528,943      18,610,875
         IDS Trust Collective Balanced Fund A  400,160      22,524,441
         IDS Trust Collective Equity Fund A    298,600      22,156,434

(4)      Plan Termination
         Although the Plan is intended to be permanent, IDS reserves the right to amend, modify, suspend, or terminate the Plan at any time. Upon termination of the Plan, any expenses are paid and the participants' accounts are adjusted proportionately to reflect such expenses. Distribution of a participant's account from the Collective Funds will be in cash and from the American Express Stock Fund may be in cash or American Express Company common shares, as the Committee shall direct.

(5)      Federal Income Tax Status
         IDS has received a determination letter from the Internal Revenue Service stating that the Plan, as amended through May 30, 1990, meets the requirements for qualification under Code
         Section 401(a) and 401(k) and therefore the Trust is exempt from Federal income taxes under Section 501(a) of the Code. IDS expects the Plan to remain qualified under the Internal Revenue Code.

(6)      Federal Income Tax Consequences to the Participant
         That part of a participant's salary contributed to the Plan pursuant to Section 401(k) of the Code (before-tax contributions) will not be subject to tax until distributed; participant's after-tax contributions do not result in a deferral of tax. IDS' matching contributions on behalf of a participant, as well as the income and appreciation on all amounts invested in the trust fund are not includable in a participant's taxable income until distributed.

(7)      Subsequent Event
         It is anticipated that effective July 1, 1994 the assets of the Plan will be merged into the American Express Incentive Savings Plan (ISP). The ISP plan will have a savings component, a company contribution component and a profit sharing component. The ISP will have nine investment options. The current maximum participant contribution under the IDS Savings Plan percentage will be increased from 10 percent to 15 percent of base salary under the new Plan, subject to limits under the Internal Revenue Code of 1986, as amended. IDS will continue to match the participant's contribution up to 3 percent of the participant's compensation.

                        SUPPLEMENTAL SCHEDULES

                       IDS SAVINGS PLAN

                    ASSETS HELD FOR INVESTMENT
                        DECEMBER 31, 1993



Name of Issuer and            Number of
Description of Investment      Shares           Cost           Fair Value

Pooled Funds


IDS Trust Collective
  Income Fund                528,943         $18,615,022        $18,610,875

IDS Trust Collective
  Balanced Fund A            400,160          18,473,180         22,524,441

IDS Trust Collective
  Equity Fund A              298,600          17,096,764         22,156,434

IDS Trust Collective
  Cash Fund                1,297,283           1,297,283          1,297,283
                                             ___________        ___________
                                              55,482,249         64,589,033


Common Shares

American Express Company     699,031          18,172,567         21,582,568
                                             ___________        ___________
                                             $73,654,816        $86,171,601
                                             ===========        ===========



         Note

         Prepared from information certified as complete and accurate by IDS Trust.



                              IDS SAVINGS PLAN
                          REPORTABLE TRANSACTIONS

                       SERIES OF RELATED TRANSACTIONS
                        YEAR ENDED DECEMBER 31, 1993


                                           Purchases                           Sales

                                                      Total                               Total
Name of Issuer and                   Total            Dollar           Total              Dollar
Description of Investment            Number           Value            Number             Value           Net Gain
Pooled Funds

IDS Trust Collective
  Balanced Fund A                      26             $ 5,125,648        3            $    12,456        $  2,323

IDS Trust Collective
  Equity Fund A                        26               4,839,037        3                 12,869           2,891

IDS Trust Collective
  Cash Fund                           130              16,877,386       39             17,202,395               0

Common Stock

American Express Company               47               4,195,889       71              6,681,949         654,972



         Note

         Amounts shown above as purchases and sales also represent current values of assets on transaction date. There were no expenses incurred by the Plan in connection with the transaction.

         Prepared from information certified as complete and accurate by IDS Trust.

         These transactions constitute transactions with parties in interest as the term "party in interest" in defined in
         Section 3 (14) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). However, the transactions fall within an available exception to the ERISA prohibition on plan transactions with parties in interest.

                          SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the IDS Savings Plan Committee has duly caused this annual report to be signed by the undersigned hereunto duly authorized.



                              IDS SAVINGS PLAN

                              By: /s/ Susan Kinder
                                  Susan Kinder
                                  Chair
                                  IDS Savings Plan Committee



Date: June 21, 1994

























                  Consent of Independent Auditors



      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-34005) pertaining to the
IDS Savings Plan and in the related Prospectus of our report dated May 13, 1994, with respect to the financial statements and schedules of the IDS Savings Plan included in this Annual Report
(Form 11-K) for the year ended December 31, 1993.



/s/ Ernst & Young



Minneapolis, Minnesota

June 22, 1994

                                                                  Exhibit 99.3

          SECURITIES AND EXCHANGE COMMISSION

                  Washington, D.C.
                ______________________

                     FORM 11-K

                ______________________

                     (Mark One)

[X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
    EXCHANGE ACT OF 1934
    For the Fiscal Year Ended December 31, 1993

                         or

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
    EXCHANGE ACT OF 1934
    For the transition period from _______ to _______.

            _________________________________

              Commission file number 1-7657

            _________________________________

     A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                IDS DVP SAVINGS PLAN
                    IDS Tower 10
             Minneapolis, Minnesota 55440

     B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:


              AMERICAN EXPRESS COMPANY
               American Express Tower
               World Financial Center
              New York, New York 10285

                     IDS DVP SAVINGS PLAN

                 Index to Financial Statements



                                                              Pages

Report of Independent Auditors                                   1


Financial Statements

     Statement of Net Assets Available for
     Plan Benefits

          December 31, 1993                                      2
          December 31, 1992                                      3

     Statement of Changes in Net Assets Available for Plan Benefits

          Year ended December 31, 1993                           4
          Year ended December 31, 1992                           5

     Notes to Financial Statements                          6 - 11


Supplemental Schedules


     Assets Held for Investment                                 13

     Reportable Transactions

          Series of Related Transactions                        14
          Individual Transactions                               15

                Report of Independent Auditors

IDS DVP Savings Plan Committee

We have audited the accompanying statements of net assets available for plan benefits of the IDS DVP Savings Plan as of December 31, 1993 and 1992, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan at December 31, 1993 and 1992, and the changes in net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment as of December 31, 1993 and reportable transactions for the year then ended are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1993 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1993 basic financial statements taken as a whole.

/s/ Ernst & Young

May 13, 1994





                    IDS DVP SAVINGS PLAN

     Statement of Net Assets Available for Plan Benefits

                     December 31, 1993


                                     Investment in        IDS           American
                                       IDS Mutual      Series D-1        Express          Net Assets
                                      Funds Group,     Investment     Common Shares,    Available for
    Investment                       at fair value     Certificate    at fair value     Plan Benefits
IDS International Fund, Inc.
shares - 116,519 shares
(cost $1,036,969)                     $1,202,135                                          $1,202,135
IDS New Dimensions Fund, Inc.
shares - 156,320 shares
(cost $1,973,157)                      2,241,628                                           2,241,628
IDS Bond Fund, Inc.
shares - 246,555 shares
(cost $1,319,091)                      1,320,796                                           1,320,796
IDS Mutual
shares - 50,285 shares
(cost $620,870)                          626,698                                             626,698
IDS Discovery Fund, Inc.
shares - 71,052 shares
(cost $735,550)                          857,172                                             857,172
IDS Federal Income Fund, Inc.
shares - 18,634 shares
(cost $96,577)                            94,365                                              94,365
IDS Stock Fund, Inc.
shares - 71,616 shares
(cost $1,459,751)                      1,411,918                                           1,411,918
IDS Series D-1 Investment Certificate
shares - 10,730 shares
(cost $110,860)                                         $110,860                             110,860
American Express
Company Common Stock Fund
units - 75,365 units
(cost $953,065)                                                         $836,173             836,173
                                      __________        ________        ________          __________
                                      $7,754,712        $110,860        $836,172          $8,701,745
                                      ==========        ========        ========          ==========



See accompanying notes to financial statements.

                          IDS DVP SAVINGS PLAN

          Statement of Net Assets Available for Plan Benefits
                           December 31, 1992

                                      Investment in     American
                                        IDS Mutual       Express       IDS Trust                   Net Assets
                                       Fund Group,    Common Shares,   Collective    Dividends    Available for
    Investment                        at fair value   at fair value    Cash Fund     Receivable   Plan Benefits
  IDS Managed Retirement Fund, Inc.
  shares - 89,221 shares
  (cost $829,046)                     $1,000,974                                                   $1,000,974
  IDS Extra Income Fund, Inc.
  shares - 185,156 shares
  (cost $781,835)                        767,287                                       $1,132         768,419
  IDS International Fund, Inc.
  shares - 63,951 shares
  (cost $539,715)                        511,990                                                      511,990
  IDS Growth Fund, Inc.
  shares - 39,363 shares
  (cost $722,522)                        706,681                                                      706,681
  IDS New Dimensions Fund, Inc.
  shares - 98,698 shares
  (cost $1,093,179)                    1,303,607                                                    1,303,607
  IDS Bond Fund, Inc.
  shares - 59,047 shares
  (cost $282,959)                        298,602                                          204         298,806
  IDS Cash Management Fund, Inc.
  shares - 211,724 shares
  (cost $211,724)                        211,724                                           45         211,769
  IDS Precious Metals Fund, Inc.
  shares - 13,532 shares
  (cost $85,286)                          66,170                                                       66,170
  IDS Mutual
  shares - 29,446 shares
  (cost $354,111)                        352,879                                                      352,879
  IDS Discovery Fund, Inc.
  shares - 31,770 shares
  (cost - $290,861)                      363,635                                                      363,635
  IDS Federal Income Fund, Inc.
  shares - 20,342 shares
  (cost $104,562)                        105,941                                           56         105,997
  IDS Progressive Fund, Inc.
  shares - 62,409 shares
  (cost $377,929)                        419,266                                                      419,266
  IDS Selective Fund, Inc.
  shares - 20,109 shares
  (cost $175,486)                        185,244                                          116         185,360
  IDS Stock Fund, Inc.
  shares - 9,425 shares
  (cost $183,100)                        179,454                                                      179,454
  IDS Equity Plus Fund, Inc.
  shares - 8,295 shares
  (cost $82,379)                          91,356                                                       91,356
  American Express
  Company Common Shares
  shares - 16,571 shares
  (cost $364,425)                                      $412,202          $20               21         412,243
                                      __________       ________          ___           ______      __________
                                      $6,564,810       $412,202          $20           $1,574      $6,978,606
                                      ==========       ========          ===           ======      ==========


           See accompanying notes to financial statements.

                      IDS DVP SAVINGS PLAN

 Statement of Changes in Net Assets Available for Plan Benefits

                  Year Ended December 31, 1993

                                                              Net Realized
                                                              & Unrealized
                                                              Appreciation      Total      Distributions
                                   Participant    Dividend   (Depreciation)  Contributions       to
     Investment                   Contributions    Income    on Investments   and Income    Participants
IDS Managed Retirement Fund, Inc.    $ 80,891     $  7,505      $ 45,923      $  134,319      (24,820)
IDS Extra Income Fund, Inc.            27,041       56,405        49,229         132,675       (6,591)
IDS International Fund, Inc.           74,579       28,109       194,472         297,160      (10,961)
IDS Growth Fund, Inc.                  64,938            0        36,806         101,744       (1,181)
IDS New Dimensions Fund, Inc.         171,950      110,537        98,547         381,034      (79,105)
IDS Bond Fund, Inc.                    30,121       62,218          (572)         91,767     (138,684)
IDS Cash Management Fund, Inc.          3,823        2,006             0           5,829         (692)
IDS Precious Metals Fund, Inc.          5,679            0        21,336          27,015       (8,457)
IDS Mutual                             38,184       56,134        13,582         107,900       (7,792)
IDS Discovery Fund, Inc.              101,367       32,558        55,851         189,776            0
IDS Federal Income Fund, Inc.          12,097        8,271        (2,618)         17,750            0
IDS Progressive Fund, Inc.             39,829            0        19,782          59,611            0
IDS Selective Fund, Inc.                8,853        9,723        15,396          33,972      (14,012)
IDS Stock Fund, Inc.                   47,002      141,946       (43,925)        145,023            0
IDS Equity Plus Fund, Inc.             13,822        1,150        15,224          30,196            0
IDS Series D-1 Certificate              3,217            0         1,480           4,697
American Express Company
  Common Stock Fund                    99,426       21,622       134,868         255,916         (950)
                                     ________     ________      ________      __________    __________
                                     $822,819     $538,184      $655,381      $2,016,384    ($293,245)
                                     ========     ========      ========      ==========    ==========

                                                   Increase
                                                (Decrease) in
                                                  Net Assets
                                                  Available   Net Assets -  Net Assets -
                                       Net         For Plan      Beginning       End
     Investment                     Transfers      Benefits       Of Year      Of Year
IDS Managed Retirement Fund, Inc.  ($1,110,473)   ($1,000,974)  $1,000,974   $        0
IDS Extra Income Fund, Inc.           (894,503)      (768,419)     768,419            0
IDS International Fund, Inc.           403,946        690,145      511,990    1,202,135
IDS Growth Fund, Inc.                 (807,244)      (706,681)     706,681            0
IDS New Dimensions Fund, Inc.          636,092        938,021    1,303,607    2,241,628
IDS Bond Fund, Inc.                  1,068,907      1,021,990      298,806    1,320,796
IDS Cash Management Fund, Inc.        (216,906)      (211,769)     211,769            0
IDS Precious Metals Fund, Inc.         (84,728)       (66,170)      66,170            0
IDS Mutual                             173,711        273,819      352,879      626,698
IDS Discovery Fund, Inc.               303,761        493,537      363,635      857,172
IDS Federal Income Fund, Inc.          (29,382)       (11,632)     105,997       94,365
IDS Progressive Fund, Inc.            (478,877)      (419,266)     419,266            0
IDS Selective Fund, Inc.              (205,320)      (185,360)     185,360            0
IDS Stock Fund, Inc.                  1,087,441     1,232,464      179,454    1,411,918
IDS Equity Plus Fund, Inc.             (121,552)      (91,356)      91,356            0
IDS Series D-1 Certificate              106,163       110,860            0      110,860
American Express Company
  Common Stock Fund                     168,964       423,930      412,243      836,173
                                   ____________   ___________   __________   __________
                                             $0    $1,723,139   $6,978,606   $8,701,745
                                   ============   ===========   ==========   ==========

See accompanying notes to financial statements.

                   IDS DVP SAVINGS PLAN

 Statement of Changes in Net Assets Available for Plan Benefits

               Year Ended December 31, 1992

                                                              Net Realized
                                                              & Unrealized
                                                              Appreciation      Total      Distributions
                                   Participant    Dividend   (Depreciation)  Contributions       to
     Investment                   Contributions    Income    on Investments   and Income    Participants
IDS Managed Retirement Fund, Inc.    $101,183      $84,813      $14,111          $200,107   ($136,818)
IDS Extra Income Fund, Inc.            35,115       77,346       45,973           158,434     (65,262)
IDS International Fund, Inc.           49,168       12,705      (40,493)           21,380     (29,687)
IDS Growth Fund, Inc.                  76,737      100,676      (50,402)          127,011     (42,951)
IDS New Dimensions Fund, Inc.         212,679       71,906      (19,250)          265,335    (131,468)
IDS Bond Fund, Inc.                    11,467       23,223        4,396            39,086      (4,526)
IDS Cash Management Fund, Inc.          4,798        7,460         (189)           12,069     (12,470)
IDS Precious Metals Fund, Inc.         10,215          359      (10,601)              (27)    (13,341)
IDS Mutual                             30,208       39,195       (4,567)           64,836     (14,472)
IDS Discovery Fund, Inc.               72,380        7,094       23,669           103,143     (22,090)
IDS Federal Income Fund, Inc.          11,416        8,174        1,392            20,982      (9,289)
IDS Progressive Fund, Inc.             25,437        7,892       48,851            82,180      (6,795)
IDS Selective Fund, Inc.                9,664       15,440         (592)           24,512     (13,103)
IDS Stock Fund, Inc.                   16,253       19,293       (8,551)           26,995      (6,715)
IDS Equity Plus Fund, Inc.             11,952        4,466        4,608            21,026      (1,231)
American Express Company
  Common Stock Fund                   111,375       12,433       67,156           190,964     (70,115)
                                     ________     ________      ________       __________   __________
                                     $790,047     $492,475      $75,511        $1,358,033   ($580,333)
                                     ========     ========      ========       ==========   ==========

                                                   Increase
                                                (Decrease) in
                                                  Net Assets
                                                  Available   Net Assets -  Net Assets -
                                       Net         For Plan      Beginning       End
     Investment                     Transfers      Benefits       Of Year      Of Year
IDS Managed Retirement Fund, Inc.  ($40,730)       $22,559        $978,415   $1,000,974
IDS Extra Income Fund, Inc.          66,529        159,701         608,718      768,419
IDS International Fund, Inc.          1,326         (6,981)        518,971      511,990
IDS Growth Fund, Inc.               (77,787)         6,273         700,408      706,681
IDS New Dimensions Fund, Inc.      (255,104)      (121,237)      1,424,844    1,303,607
IDS Bond Fund, Inc.                   1,189         35,749         263,057      298,806
IDS Cash Management Fund, Inc.      (50,784)       (51,185)        262,954      211,769
IDS Precious Metals Fund, Inc.       (8,883)       (22,251)         88,421       66,170
IDS Mutual                           24,004         74,368         278,511      352,879
IDS Discovery Fund, Inc.             (7,875)        73,178         290,457      363,635
IDS Federal Income Fund, Inc.        64,596         76,289          29,708      105,997
IDS Progressive Fund, Inc.          209,532        284,917         134,349      419,266
IDS Selective Fund, Inc.            (14,522)        (3,113)        188,473      185,360
IDS Stock Fund, Inc.                 54,146         74,426         105,028      179,454
IDS Equity Plus Fund, Inc.           24,692         44,487          46,869       91,356
American Express Company
  Common Stock Fund                   9,671        130,520         281,723      412,243
                                   _________      _________     __________   __________
                                         $0       $777,700      $6,200,906   $6,978,606
                                   =========      =========     ==========   ==========

See accompanying notes to financial statements.

                                                                  -5-
PAGE

                     IDS DVP SAVINGS PLAN

                 Notes to Financial Statements

 1.    Description of the Plan

       The IDS DVP Savings Plan (Plan) is a defined contribution plan of IDS Financial Services, Inc. (the Company). The Company is a wholly owned subsidiary of IDS Financial Corporation (IDS). IDS is a wholly owned subsidiary of American Express Company.

       Administration
       Administration of the Plan is carried out by the DVP Savings Plan Committee (Committee) which consists of five (5) members designated by the Company's president.

       Eligibility
       Any person employed by the Company as a Division Vice President, who has attained age 21 and completed one year of service with IDS or an affiliated company, is eligible to participate in the Plan. Participation in the Plan commences as of the first payroll period following the Company's receipt of the participant's enrollment form. Participants reenter the Plan each year they wish to remain in the Plan.

       Contributions
       Participants may elect to have the Company withhold a fixed amount per payroll period, or any whole percentage amount, up to ten percent (10%) of their aggregate compensation (as defined in the Plan), subject to certain limitations, to be placed in the Plan each payroll period.

       All contributions are held in trust and invested by IDS Trust Company (the Trustee) under a trust agreement. The Trustee is a wholly owned subsidiary of IDS. Contributions are initially deposited in the IDS Trust Collective Cash Fund and are later reallocated to the investment funds in accordance with the options selected by the participant.

       Contributions are credited to the individual account of the participant. Contributions and all income and gains thereon are 100 percent vested and not subject to forfeiture.

                     IDS DVP SAVINGS PLAN

                 Notes to Financial Statements


 1.    Description of the Plan (continued)

       Investments
       Contributions made under the Plan's terms are invested in eight investment funds and the IDS Series D-1 Investment
       Certificate:

       o American Express Company Common Stock Fund, a fund consisting of common shares of American Express Company.

       o IDS Bond Fund Inc. Contributions to the funds are invested in bonds and other debt securities issued by U.S. and foreign corporations and governments. At least 50% of the fund's net assets will be invested in investment grade corporate bonds (i.e. bonds rated in the four highest ratings by independent rating agencies), unrated corporate bonds the investment manager believes have the same investment grade quality, and government bonds. The goal of the fund is to provide shareholders with a high level of current income while attempting to conserve the value of the investment and to continue a high level of income for the longest period of time.

       o IDS Federal Income Fund, Inc. Contributions to the fund are invested in U.S. government and government agency securities, including mortgage-backed securities issued by the Government National Mortgage Association, the Federal National Mortgage Association the Federal Home Loan Mortgage Corporation and U.S. Treasury bonds, notes and bills. The goal of the fund is to provide shareholders with a high level of current income and safety of principal consistent with such investments.

       o IDS Discovery Fund, Inc. Contributions to the fund are invested primarily in common stocks of small and medium size growth companies. Many of these companies are in businesses involving technological innovation or experiencing rapidly improving productivity. The goal of the fund is long-term growth of capital.

       o IDS International Fund, Inc. Contributions to the fund are invested primarily in common stocks and securities convertible into common stocks of foreign issuers. Under normal market conditions, at least 80% of the fund's total assets will be invested in common stocks or securities convertible into common stock of foreign issuers having a potential for superior growth. The goal of the fund is long-term growth of capital.

       o IDS Mutual. Contributions to the fund are invested in a balance between common stocks and senior securities (e.g., preferred stocks and bonds) issued by U.S. and foreign companies. No more than 65% of its total assets will be in common stocks and no less than 35% will be in senior securities, convertible securities, derivative instruments (e.g., futures, options and forward contracts) and money market instruments. The goal of the fund is to provide a balance of growth of capital and current income.

                     IDS DVP SAVINGS PLAN

                 Notes to Financial Statements

 1.    Description of the Plan (continued)

       o IDS New Dimensions Fund, Inc. Contributions to the fund are invested in common stocks of U.S. and foreign companies that the investment manager believes show potential for significant growth. These companies have usually operated in areas where dynamic economic and technological changes are occurring. They also may exhibit excellence in technology, marketing or management. The goal of the fund is long-term growth of capital.

       o IDS Stock Fund, Inc. Contributions to the fund are invested primarily in common stocks and securities convertible into common stock. It may also invest in preferred stocks, bonds, foreign securities, derivative instruments and money market instruments. The goals of the fund are current income and growth of capital.

       o IDS Series D-1 Investment Certificate, a face-amount certificate issued by IDS Certificate Company (IDSC), a wholly owned subsidiary of IDS, that is offered only in connection with certain plans sponsored by IDS or the Company. The Series D-1 Certificate matures 20 years from its issue date. Its value at maturity will be equal to total contributions made plus interest earned and less any withdrawals. IDSC guarantees a specific rate of interest for each calendar quarter, and also guarantees the principal of the certificate.

       A participant may elect to invest his contribution under procedures established by the Committee. Current procedures allow participants to designate investments in one percent increments in any one or a combination of the nine investments mentioned above. Prior to January 1, 1994, the Plan allowed investment designations in five percent increments.

       Participants may elect to transfer the assets in their account(s) among the funds in increments of one percent. Prior to January 1, 1994, the Plan allowed transfers in five percent increments. Current procedures allow such transfers to be made on any business day.

       The investments of the Plan are held by the Trustee under a trust agreement, effective January 1, 1984.

       The number of participant accounts in each investment at December 31, 1993 was as follows:

       IDS International Fund, Inc.                87
       IDS New Dimensions Fund, Inc.              124
       IDS Bond Fund, Inc.                         71
       IDS Mutual                                  59
       IDS Discovery Fund, Inc.                    69
       IDS Federal Income Fund, Inc.               14
       IDS Stock Fund, Inc.                        99
       American Express Common Stock Fund          52
       IDS Series D-1 Investment Certificate       28

                     IDS DVP SAVINGS PLAN

                 Notes to Financial Statements


 1.    Description of the Plan (continued)

       The total number of participants in the Plan is less than the sum of the number of participant accounts shown above because many participants participate in two or more funds.

       Distributions
       Distributions from the Plan may be made upon the earliest of a participant's termination, retirement, death, disability or attainment of age 59 1/2. A participant may apply for a distribution from the Plan while employed based on financial hardship. Hardship distributions are subject to the approval of the Committee.

       Loans to Participants
       Participants are also entitled to apply to the Administrative Committee for a loan from the Plan, subject to certain restrictions as defined in the Plan. Repayments of the loan, including interest, are allocated to a participant's investment accounts in accordance with the election in effect at the time of the repayment. In the event of a participant's default, the Administrative Committee may direct the Trustee to deduct the amount due and payable from the participant's account balance under the Plan, subject to certain restrictions, pursuant to Section 401(k) of the Code.

       Costs and Expenses
       All administrative expenses incurred with regard to the Plan are borne by the Company. Expenses related to investments, such as brokerage commissions, stock transfer taxes and other charges, are paid by the Plan unless paid by the Company.

2.     Summary of Significant Accounting Policies

       The accompanying financial statements have been prepared on the accrual basis of accounting. Certain prior year's amounts have been reclassified to conform to the current year's presentation.

       Investments are carried at fair value. Fair value for shares of Funds in the IDS Mutual Funds Group and American Express Company Stock Fund represents the net asset value of the Funds' shares which is determined by dividing the total market value of each Fund's investments and other assets, less any liabilities, by the number of outstanding shares of the Fund. The IDS Series D-1 Investment Certificate is carried at cash surrender value.

                     IDS DVP SAVINGS PLAN

                 Notes to Financial Statements

3.     Investments

       Individual investments which represent 5% or more of the net assets of the Plan as of December 31 are as follows:

                                                     Number              Fair
      1993                                         of Shares            Value
      IDS New Dimensions Fund, Inc.                 156,320          $2,241,628
      IDS Stock Fund, Inc.                           71,616           1,411,918
      IDS Bond Fund, Inc.                           246,555           1,320,796
      IDS International Fund, Inc.                  116,159           1,202,135
      IDS Discovery Fund, Inc.                       71,052             857,172
      American Express Company Common Stock Fund     75,365             836,173
      IDS Mutual                                     50,285             626,698


4.     Amendment

       As of October 1, 1993, the following investment options were discontinued:

       IDS Cash Management Fund, Inc.
       IDS Selective Fund, Inc.
       IDS Extra Income Fund, Inc.
       IDS Managed Retirement Fund, Inc.
       IDS Equity Plus Fund, Inc.
       IDS Progressive Fund, Inc.
       IDS Growth Fund, Inc.k
       IDS Precious Metals Fund, Inc.

       The following investment option was added:

       IDS Series D-1 Investment Certificate


       As of the same date, account balances in the discontinued investments were transferred into available investment vehicles as indicated:


Discontinued Investments  **  transferred to  ** Available Investments

IDS Cash Management Fund, Inc.           Series D-1 Investment Certificate
IDS Precious Metals Fund, Inc.           Series D-1 Investment Certificate
IDS Selective Fund, Inc.                 IDS Bond Fund, Inc.
IDS Extra Income Fund, Inc.              IDS Bond Fund, Inc.
IDS Managed Retirement Fund, Inc.        IDS Stock Fund, Inc.
IDS Equity Plus Fund, Inc.               IDS Stock Fund, Inc.
IDS Growth Fund, Inc.                    IDS New Dimensions Fund, Inc.
IDS Progressive Fund, Inc.               IDS Stock Fund, Inc.

                     IDS DVP SAVINGS PLAN

                 Notes to Financial Statements


5.     Termination of Plan

       The Company expects to continue the Plan indefinitely, but reserves the right to amend, modify, suspend or terminate the Plan at any time. Upon termination of the Plan, and after adjustment for all expenses, each participant will be entitled to receive any amounts then credited to his account. Distribution of a participant's account will be in cash or in kind as the Committee shall direct.

6.     Federal Income Tax Status

       IDS has received a favorable determination letter from the Internal Revenue Service stating that the Plan, as amended through June 24, 1986 meets the requirements for qualification under Code Section 401(a) and therefore the Trust is exempt from federal income taxes under Section 501(a) of the Code. IDS expects the Plan to remain qualified under the Internal Revenue Code.

7.     Federal Income Tax Consequences to the Participant

       That part of a participant's salary contributed to the Plan pursuant to Section 401(k) of the Code will not be subject to tax until distributed. The income and appreciation on amounts invested in the trust fund are not includable in a participant's taxable income until distributed.

                               Supplemental Schedules

                     IDS DVP SAVINGS PLAN
                 Assets Held for Investment

                       December 31, 1993

                                                 Number
Name of Issuer and Description of Investment    of Shares       Cost        Value
     Mutual funds associated with IDS:
       IDS International Fund, Inc.              116,519     $1,036,969   $1,202,135
       IDS New Dimensions Fund, Inc.             156,320      1,973,157    2,241,628
       IDS Bond Fund, Inc.                       246,555      1,319,091    1,320,796
       IDS Mutual                                 50,285        620,870      626,698
       IDS Discovery Fund, Inc.                   71,052        735,550      857,172
       IDS Federal Income Fund, Inc.              18,634         96,577       94,365
       IDS Stock Fund, Inc.                       71,616      1,459,751    1,411,918
                                                             __________   __________
                                                              7,241,965    7,754,712

     American Express Company Common Stock Fund   75,365        953,065      836,173
     IDS Series D-1 Investment Certificate        10,730        110,860      110,860
                                                             __________   __________

     Total assets held for investments                       $8,305,890   $8,701,745
                                                             ==========   ==========

                         IDS DVP SAVINGS PLAN

                       Reportable Transactions
                   Series of Related Transactions
                    Year Ended December 31, 1993



                                          Purchases             Sales
                                                  Total                Total      Net
Name of Issuer and                    Total       Dollar     Total     Dollar     Gain
Description of Investment             Number      Value      Number    Value     (Loss)
Mutual funds associated with IDS:
  IDS Bond Fund, Inc..                  47      $1,311,453      8    $  288,687  $13,366
  IDS Stock Fund, Inc.                  36       1,306,826      4        30,437      262
  IDS New Dimensions Fund, Inc.         32       1,060,130     11       220,656   40,504
  IDS International Fund, Inc.          36         524,010      6        28,337    1,581
  IDS Discovery Fund, Inc.              30         489,421      5        51,735    7,003
  IDS Mutual                            30         437,399      8       177,162    6,522
  IDS Extra Income Fund, Inc.           30         111,743      7       928,259   34,681
  IDS Managed Retirement
     Fund, Inc.                         21          96,643      9     1,143,541  217,851
  IDS Progressive Fund, Inc.            19          76,580      7       515,628   61,119
  IDS Growth Fund, Inc.                 17          64,937      8       808,424   20,965

IDS Trust Collective Cash Fund          30         324,342     21       324,361        -

       Notes:

       Amounts shown above as purchases and sales also represent current values of assets on transaction date. There were no expenses incurred by the Plan in connection with the transactions. Purchase amounts above also represent cost of assets when sold; cost of assets are the sale amounts plus loss on sale or minus gain on sale.

       Prepared from information certified as complete and accurate by IDS Trust Company.

       These transactions constitute transactions with parties in interest as the term "party in interest" is defined in Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). However, the transactions fall within an available exception to the ERISA prohibition on plan transactions with parties in interest.

                        IDS DVP SAVINGS PLAN

                       Reportable Transactions
                       Individual Transactions
                    Year Ended December 31, 1993

                                      Total
Name of Issuer and                   Dollar
Description of Investment             Value

Mutual funds associated with IDS:

  IDS Bond Fund, Inc.                $ 758,218
  IDS Extra Income Fund, Inc.         (758,218)
  IDS Growth Fund, Inc.               (589,995)
  IDS New Dimensions Fund, Inc.        589,995
  IDS Managed Retirement  Fund, Inc.  (571,931)
  IDS Stock Fund, Inc.                 571,931

       Notes:
       Prepared from information certified as complete and accurate by IDS Trust Company.

       These transactions constitute transactions with parties in interest as the term "party in interest" is defined in
       Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). However, the transactions fall within an available exception to the ERISA prohibition on plan transactions with parties in interest.

                          SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the IDS DVP Savings Plan Committee has duly caused this annual report to be signed by the undersigned hereunto duly authorized.





                              IDS DVP SAVINGS PLAN

                              By: /s/ Susan Kinder
                              Susan Kinder
                              Chair
                              IDS DVP Savings Plan Committee




Date:  June 21, 1994

                  Consent of Independent Auditors



      We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-38777) pertaining to the
IDS DVP Savings Plan and in the related Prospectus of our report dated May 13, 1994, with respect to the financial statements and schedules of the IDS DVP Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.



/s/ Ernst & Young

Minneapolis, Minnesota

June 22, 1994